EXHIBIT 10.1

Boston Scientific Corporation 2011 Long-Term Incentive Plan

Global Non-Qualified Stock Option Agreement

%%OPTION_DATE,’Month DD, YYYY’%-%

%%FIRST_NAME%-% %%LAST_NAME%-%
(“Optionee”)

EMPLOYEE COPY
PLEASE RETAIN FOR YOUR RECORDS

-Rev 1.2018

EXHIBIT 10.1

Boston Scientific Corporation 2011 Long-Term Incentive Plan
Global Non-Qualified Stock Option Agreement

This Global Non-Qualified Stock Option Agreement (the “Agreement”), dated %%OPTION_DATE,’Month DD, YYYY’%-% (the “Grant Date”), is between you and Boston Scientific Corporation, a Delaware corporation, (the “Company”) in connection with the Non-Qualified Stock Option Award granted to you by the Company. This Agreement sets forth the terms and conditions relating to your Stock Option pursuant to the Boston Scientific Corporation 2011 Long-Term Incentive Plan (the “Plan”). Capitalized terms used but not defined in this Agreement shall have the same meaning as assigned to them in the Plan. The applicable terms and conditions of the Plan are incorporated into and made a part of this Agreement.

1.    Grant of Stock Option. The Committee hereby grants you a Stock Option to purchase that number of shares of Stock set forth on herein (the “Option Shares”) at the price set forth herein (the “Grant Price”). The Grant Price is equal to the Fair Market Value of the Company’s Stock on the Grant Date.

2.    Term and Vesting of Stock Option. Except as otherwise provided in Section 4 below, your Stock Option shall have a term of ten (10) years from %%OPTION_DATE,’Month DD, YYYY’%-% until %%EXPIRE_DATE_PERIOD1,’Month DD, YYYY’%-% (the “Expiration Date”) and shall vest in accordance with the vesting schedule. If the Expiration Date falls on a date on which the New York Stock Exchange is closed for trading, the Expiration Date shall be the trading day immediately prior to the Expiration Date.

3.    Exercise of Stock Option. While this Stock Option remains exercisable, you may exercise any vested portion of the Option Shares by delivering to the Company or its designee, in the form and at the location specified by the Company, notice stating your intent to exercise a specified number of Option Shares and payment of the full Grant Price for the specified number of Option Shares. Payment in full for the Option Shares being exercised may be paid in such manner as the Committee may specify from time to time, in its sole discretion, including, but not limited to the following: (a) in cash, (b) by certified check or bank draft payable in U.S. dollars (US$) to the order of the Company, (c) in whole or in part in shares of Stock owned by you, valued at Fair Market Value, or (d) if available to you, via cashless exercise, by which you deliver to your securities broker instructions to sell a sufficient number of shares of Stock to cover the Grant Price for the Option Shares, any applicable tax obligations and the brokerage fees and expenses associated therewith. Notwithstanding the foregoing, if you reside in a country where the local laws and/or regulations preclude the remittance of currency out of the country for purposes of paying the Grant Price for the Option Shares being exercised, require the Company, its Affiliates and/or you to secure any legal or regulatory approvals or complete any legal or regulatory filings, or undertake any additional steps for remitting currency out of the country, the Company may restrict the method of exercise to a form of cashless exercise (either a cashless “sell all” exercise and/or a cashless “sell to cover” exercise) as it shall determine in its sole discretion.

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The exercise date applicable to your exercise of the specified number of Option Shares pursuant to this Section 3 will be deemed to be the date on which the Company receives your irrevocable commitment to exercise the Option Shares in writing, subject to your payment in full of the Option Shares to be exercised within 10 (ten) days of the notice of exercise of the Option Shares to be exercised. The notice and payment in full of the Option Shares being exercised, must be received by the Company or its designee on or prior to the last day of the Stock Option term, as set forth in Section 2 above, except as provided in Section 4 below.

Upon the Company’s determination that there has been a valid exercise of the Option Shares, the Company shall issue certificates in accordance with the terms of this Agreement or cause the Company’s transfer agent to make the necessary book entries for the shares of Stock subject to the exercised Option Shares. However, the Company shall not be liable to you, your personal representative or your successor(s)-in-interest for damages relating to any delays in issuing the certificates or in making book entries, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in making book entries, or in the certificates themselves.

4.    Termination of Employment.

a.    In the event that your employment terminates due to death or Disability (as such term is defined in the Plan or determined under local law, as applicable), all remaining unexercised portion(s) of your Stock Option shall immediately vest and become exercisable by you or your appointed representative, as the case may be, until the expiration of the term of the Stock Option or such other term as the Committee may determine at or after grant, provided that such exercise period does not extend beyond the original term of the Stock Option.

b.    Provided that you have remained in continuous service with the Company or an Affiliate through the first anniversary of the Grant Date, in the event your employment terminates due to Retirement, all remaining unexercised portion(s) of your Stock Option shall immediately vest and become exercisable by you until the expiration of the term of the Stock Option or such other term as the Committee may determine at or after grant, provided that such exercise period does not extend beyond the original term of the Stock Option.

c.    In the event that your employment terminates due to Retirement prior to the first anniversary of the Grant Date, the Option Shares shall immediately be forfeited in their entirety.

d.    Upon termination of your employment for reasons other than for Cause, death, Disability or Retirement, you shall have the shorter of (i) one (1) year from the date of termination and (ii) the remaining term of the Stock Option to exercise all vested Option Shares. Immediately upon termination of your employment for reasons other than for Cause, death, Disability or Retirement, all unvested Option Shares shall be forfeited; provided, however, that the Committee, in its sole discretion, may extend the exercise period and/or accelerate vesting of any unvested Option Shares (provided that such exercise period does not extend beyond the original term of the Stock Option). Your termination date shall be the last day of your active service with the Company or an Affiliate (if applicable).

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EXHIBIT 10.1

e.    Immediately upon notice of termination of your employment for Cause, all unexercised Option Shares, whether vested or unvested, shall be forfeited.

f.    The Option Shares, to the extent unexercised on the date following the end of any period described above or the term of the Stock Option set forth above in Section 2, shall thereupon be forfeited.

g.    Notwithstanding anything to the contrary in the Plan or the Agreement, and for purposes of clarity, any termination of employment shall be effective as of the date your active employment ceases and shall not be extended by any statutory or common law notice of termination period.

h.    Any one of your permitted transferee(s) (pursuant to Section 7 below) shall receive the rights herein granted subject to the terms and conditions of this Agreement and any applicable Addendum. No transfer of this Stock Option shall be approved and effected by the Administrator unless (i) the Administrator shall have been timely furnished with written notice of such transfer and any copies of such notice as the Committee may deem, in its sole discretion, necessary to establish the validity of the transfer; (ii) the transferee or transferees shall have agreed in writing to be bound by the terms and conditions of this Agreement and any applicable Addendum; and (iii) such transfer complies with applicable laws and regulations.

i.    If you are a resident or employed in a country that is a member of the European Union, the grant of the Stock Option and this Agreement are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of the Stock Option is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

j.    If you reside or work in a country where the local foreign exchange rules and regulations require the repatriation of sale proceeds, the Company may require you to sell any Option Shares you acquire under the Plan immediately or within a specified period following your termination of employment (in which case, this Agreement shall give the Company the authority to issue sales instructions on your behalf).

5.    Change in Control. To the extent that you have not entered into a Change in Control Agreement with the Company and except as the Administrator (as defined in the Plan) may otherwise determine, immediately prior to a Change in Control (as defined in the Plan), any unvested portion of the Stock Option shall vest and become exercisable. In addition, the Stock Option shall terminate immediately prior to the Change in Control unless the Stock Option is exercised coincident therewith or assumed in accordance with the immediately following sentence. If there is a surviving or acquiring entity, the Administrator may provide for a substitution or assumption of the Stock Option by the acquiring or surviving entity or an affiliate thereof, on such terms as the Administrator determines. If there is no surviving or acquiring entity, or if the Administrator does not provide for a substitution or assumption of the Stock Option, any unvested portion of the Stock Option shall

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EXHIBIT 10.1

vest and become exercisable on a basis that gives you a reasonable opportunity to participate as a stockholder in the Change in Control. If you have entered into a Change in Control agreement with the Company, the Stock Option will vest according to the provisions of the Change in Control agreement.

6.    Recoupment Policy.

(a)    Current Recoupment Policy. Pursuant to the Company’s recoupment policy and to the extent permitted by governing law, the Board, in its discretion, may seek Recovery of the Award granted to you if you are a Current Executive Officer or Former Executive Officer and you, in the judgment of the Board, commit misconduct or a gross dereliction of duty that results in a material violation of Company policy and causes significant harm to the Company while serving in your capacity as Executive Officer.

(i)    Definitions. The following terms, when used in this Section 6, shall have the meaning set forth below:

(1)    “Current Executive Officer” means any individual currently designated as an “officer” by the Board for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

(2)    “Executive Officer” means any Current Executive Officer or Former Executive Officer.

(3)    “Former Executive Officer” means any individual previously (but not currently) designated as an “officer” by the Board for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

(4)    “Recovery” means the forfeiture or cancellation of unexercised Stock Options, whether vested or unvested.

(b)    Provisions Required by Law. If the Company subsequently determines that it is required by law to apply a “clawback” or alternate recoupment provision to outstanding Awards, under the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise, then such clawback or recoupment provision also shall apply to this Award, as applicable, as if it had been included on the Grant Date and the Company shall notify you of such additional provision.

7.    Restrictions on Shares; Legend on Certificate. Shares of Stock issued to you in certificate form or to your book entry account upon exercise of the Stock Option may be restricted from transfer or sale by the Company and evidenced by stop-transfer instructions upon your book entry account or restricted legend(s) affixed to certificates in the form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer.

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EXHIBIT 10.1

8.    Transferability. Except as required by law, you shall not sell, transfer, assign, pledge, gift, hypothecate or otherwise dispose of the Stock Option granted under this Agreement other than by will or the laws of descent and distribution or without payment of consideration to your Family Members or to trusts or other entities for the benefit of your Family Members. During your lifetime, the Stock Option is exercisable only by you, subject to Section 4 above.

9.    Satisfaction of Tax Obligations. Regardless of any action the Company or the Affiliate that employs you (the “Employer”) (if applicable) takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge and agree that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Option, including the grant of the Stock Option, the vesting of the Stock Option, the exercise of the Stock Option, the subsequent sale of any shares of Stock acquired upon exercise of the Stock Option and the receipt of any dividends, and (b) do not commit to structure the terms of the grant or any aspect of the Stock Option to reduce or eliminate your liability for Tax-Related Items.

Prior to the delivery of shares of Stock upon exercise of the Stock Option, if your country of residence (and/or the country of employment, if different) requires withholding of Tax-Related Items, the Company may withhold a sufficient whole number of shares of Stock otherwise issuable upon exercise of the Stock Option that has an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the shares of Stock, or to the extent it would not result in adverse accounting treatment, the Company may, in its sole discretion, withhold shares of Stock based on a rate of up to the maximum applicable withholding rate. The cash equivalent of the shares of Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. By accepting the Stock Option, you expressly consent to the withholding of shares of Stock as provided for hereunder.

Alternatively, you hereby authorize the Company (on your behalf and at your direction pursuant to this authorization) to immediately sell a sufficient whole number of shares of Stock acquired upon exercise resulting in sale proceeds sufficient to pay the Tax-Related Items required to be withheld. You agree to sign any agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated brokerage firm) to effectuate the sale of the shares of Stock (including, without limitation, as to the transfer of the sale proceeds to the Company to satisfy the Tax-Related Items required to be withheld). Further, the Company or the Employer may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from your salary or any other amounts payable to you, with no withholding of shares of Stock or sale of shares of Stock, or may require you to submit a cash payment equivalent to the Tax-Related Items required to be withheld with respect to the exercised Stock Option.

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EXHIBIT 10.1

All other Tax-Related Items related to the Stock Option and any shares of Stock delivered in payment thereof are your sole responsibility. In no event, shall whole shares be withheld by or delivered to the Company in satisfaction of any Tax-Related Items in excess of the maximum statutory tax withholding required by law. You agree to indemnify the Company and its Affiliates against any and all liabilities, damages, costs and expenses that the Company and its Affiliates may hereafter incur, suffer or be required to pay with respect to the payment or withholding of any Tax-Related Items.

The Stock Option is intended to be exempt from the requirements of Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The Plan and this Agreement shall be administered and interpreted in a manner consistent with this intent. If the Company determines that the Agreement is subject to Code Section 409A and that it has failed to comply with the requirements of that Section, the Company may, in its sole discretion, and without your consent, amend this Agreement to cause it to comply with Code Section 409A or be exempt from Code Section 409A.

10.    Repatriation and Legal/Tax Compliance Requirements. If you are a resident or employed outside of the United States, you agree to repatriate all payments attributable to the shares of Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Stock acquired pursuant to the Stock Option) in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you agree to take any and all actions, and consent to any and all actions taken by the Company and the Employer, as may be required to allow the Company and the Employer to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).

11.    Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Stock Option grant materials by and among, as applicable, the Employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including (but not limited to) your name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of Stock or directorships held in the Company, and details of all Stock Options awarded to you or any other entitlements to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”) for the purpose of implementing, managing and administering the Plan.

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You understand that Data may be transferred to any third parties assisting the Company with the implementation, administration and management of the Plan, including but not limited to E*TRADE Securities LLC (“E*TRADE”) or any successor or any other third party that the Company or E*TRADE (or its successor) may engage to assist with the administration of the Plan from time to time. You understand the recipients of the Data may be located in your country, in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative.
You authorize the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of Stock acquired upon exercise of the Stock Option. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consent herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consent herein on a purely voluntary basis. If you do not consent, or if you later revoke your consent, your employment status or service with the Employer will not be adversely affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Stock Options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Finally, upon request of the Company or the Employer, you agree to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) to the Company and/or the Employer that the Company and/or the Employer may deem necessary to obtain from you for the purpose of administering your participation in the Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and agree that you will not be able to participate in the Plan if you fail to provide any such consent or agreement requested by the Company and/or the Employer.

12.    Nature of Grant. By participating in the Plan, you acknowledge, understand and agree that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Administrator at any time, to the extent permitted by the Plan;

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EXHIBIT 10.1

(b)the grant of the Stock Option is voluntary and occasional and does not create any contractual or other right to receive future grants or benefits in lieu of Stock Options, even if Stock Options have been granted in the past;

(c)all decisions with respect to future grants of Stock Options, if any, will be at the sole discretion of the Administrator;

(d)the Stock Option grant and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or Affiliate and shall not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate your employment or service relationship (if any);

(e)you are voluntarily participating in the Plan;

(f)the Stock Option is not intended to replace any pension rights or compensation;

(g)the Stock Option, the shares of Stock subject to the Stock Option, and the income and value of same are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h)the future value of the shares of Stock subject to the Stock Option is unknown, indeterminable and cannot be predicted with certainty;

(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the Stock Option resulting from the termination of your employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any);

(j)unless otherwise agreed with the Company in writing, the Stock Option, the shares of Stock subject to the Stock Option, and the income and value of same are not granted as consideration for, or in connection with, any service you may provide as a director of an Affiliate;

(k)for purposes of the Stock Option, your employment or other service relationship will be considered terminated as of the date you are no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the period (if any) during which you may exercise the Option will commence as of such date and will not be extended by any notice period mandated under employment laws in the

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jurisdiction where you are employed or the terms of your employment agreement, if any; the Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Stock Option grant (including whether you may still be considered to be providing services while on an approved leave of absence); and

(l)the following provisions apply only if you are providing services outside the United States: (A) the Stock Option, the shares of Stock subject to the Stock Option, and the income and value of same are not part of normal or expected compensation or salary for any purpose; and (B) neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the Stock Option or of any amount due to you pursuant to the exercise of the Stock Option or the subsequent sale of any Shares acquired upon exercise.

13.    Securities Laws. Upon the acquisition of any shares of Stock pursuant to the exercise of the Stock Option, you will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with the Plan.

14.    Not a Public Offering. Neither the grant of the Stock Option under the Plan nor the issuance of the underlying shares of Stock upon exercise of the Stock Option is intended to be a public offering of securities in your country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings to the local securities authorities unless otherwise required under local law.

15.    No Advice Regarding Grant. No Employee of the Company is permitted to advise you regarding whether you should purchase shares of Stock under the Plan. Investment in shares of Stock involves a degree of risk. Before deciding to purchase shares of Stock pursuant to the Stock Option, you should carefully consider all risk factors relevant to the acquisition of shares of Stock under the Plan, and you should carefully review all of the materials related to the Stock Option and the Plan. You are hereby advised to consult with your own personal tax, legal and financial advisors before taking any action related to the Plan.

16.    Insider Trading Restrictions/Market Abuse Laws. You acknowledge that, depending on your or your broker’s country of residence or where the shares of Stock are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to those shares of Stock (e.g., Stock Options) or rights linked to the value of shares (e.g., phantom awards, futures) during such times you are considered to have “inside information” regarding the Company, as defined in the laws or regulations in your country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed insider information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind that third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your

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responsibility to comply with any restrictions and are advised to speak to a personal advisor on this matter.

17.    Electronic Delivery of Documents. The Company may, in its sole discretion, deliver any documents related to the Stock Option and participation in the Plan, or future grants of Stock Options that may be granted under the Plan, by electronic means unless otherwise prohibited by local law. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party-designated by the Company.

18.    Language. If you are resident outside of the United States, you hereby acknowledge and agree that it is your express intent that this Agreement and any applicable Addendum, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Stock Option, be drawn up in English. If you have received this Agreement and any applicable Addendum, the Plan or any other documents related to the Stock Option translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

19.    Addendum. Notwithstanding any provision of this Agreement to the contrary, the Stock Option shall be subject to any special terms and conditions for your country of residence (and country of employment, if different) as are forth in the applicable addendum to the Agreement (the “Addendum”). Further, if you transfer your residence and/or employment to another country reflected in the Addendum to this Agreement, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the administration of the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). Any applicable Addendum shall constitute part of this Agreement.

20.    Additional Requirements. The Administrator reserves the right to impose other requirements on the Stock Option, any shares of Stock acquired pursuant to the Stock Option and your participation in the Plan to the extent the Administrator determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws or to facilitate the administration of the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

21.    Legal Notices. Any legal notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to you at the address appearing in the personnel records of the Company for you or to either party at such other address as either party may designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

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22.    Choice of Law and Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflicts of laws principles) and applicable federal laws.
For purposes of litigating any dispute under the Agreement, including the Addendum, the parties hereby submit to and consent to the exclusive jurisdiction of The Commonwealth of Massachusetts and agree that such litigation shall be conducted only in the courts of Boston or the federal courts for the United States for the District of Massachusetts, and no other courts where the grant of the Stock Option is made and/or to be performed.

23.    Award Subject to Plan; Conflicts.    The Stock Option granted pursuant to this Agreement and any applicable Addendum is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. This Agreement contains terms and provisions established by the Committee specifically for the grant described herein. Unless the Committee has exercised its authority under the Plan to establish specific terms of an Award, the terms of the Plan shall govern. Subject to the limitations set forth in the Plan, the Committee retains the right to alter or modify the Stock Option granted under this Agreement as the Committee may determine are in the best interests of the Company. You hereby accept the Stock Option subject to all the terms and provisions of the Plan and this Agreement and agree that all decisions under, and interpretations of, the Plan and this Agreement by the Administrator, Committee or the Board shall be final, binding and conclusive upon you and your heirs and legal representatives.

24.    Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

25.    Severability. You agree that the provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable

26.     Waiver. You understand that the waiver by the Company with respect to your compliance of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of a provision of this Agreement.

27.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Optionee have executed and delivered this Agreement effective as of the date and year first above written.

Option Shares of Stock: %%TOTAL_SHARES_GRANTED%-%

Grant Price: %%OPTION_PRICE,’$999,999,999.99’%-%

Vesting Schedule:

Percent of Stock Option	Date Vested
25%	%%VEST_DATE_PERIOD1%-%
25%	%%VEST_DATE_PERIOD2%-%
25%	%%VEST_DATE_PERIOD3%-%
25%	%%VEST_DATE_PERIOD4%-%

BOSTON SCIENTIFIC CORPORATION

Michael F. Mahoney
President and Chief Executive Officer

OPTIONEE

By: SIGNED BY ELECTRONIC SIGNATURE

By electronically accepting the Award, you agree that (i) such acceptance constitutes your electronic signature in execution of this Agreement; (ii) you agree to be bound by the provisions of the Plan, the Agreement and the Addendum; (iii) you have reviewed the Plan, the Agreement and the Addendum in their entirety, have had an opportunity to obtain the advice of counsel prior to accepting the Award and fully understand all of the provisions of the Plan, the Agreement and the Addendum; (iv) you have been provided with a copy or electronic access to a copy of the U.S. prospectus for the Plan and the tax supplement to the U.S. prospectus for your country, if applicable; and (v) you hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement and the Addendum.

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BOSTON SCIENTIFIC CORPORATION

ADDENDUM TO THE AWARD AGREEMENT
RELATING TO NON-QUALIFIED STOCK OPTIONS GRANTED
PURSUANT TO THE 2011 LONG-TERM INCENTIVE PLAN

In addition to the terms of the Plan and the Agreement, the Stock Option is subject to the following additional terms and conditions. All defined terms contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement. Pursuant to Section 19 of the Agreement, if you transfer your residence and/or employment to another country reflected in an Addendum, the additional terms and conditions for such country (if any) will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the administration of the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer).

ARGENTINA

Type of Offering. Neither the grant of the Stock Option, nor the issuance of shares of Stock subject to the grant, constitutes a public offering. The offering of the Plan is a private placement and is not subject to the supervision of any Argentine governmental authority.

AUSTRALIA

1.    Limitations on Exercisability Following Termination of Employment. Notwithstanding any provision in the Agreement or the Plan to the contrary, in the event your employment terminates for any reason, your vested Stock Option will no longer be exercisable after the earlier of: (i) thirty (30) days from the date of termination of employment; and (ii) the Expiration Date specified in Section 2 of the Agreement.

2.    Breach of Law. Notwithstanding anything to the contrary in the Agreement or the Plan, you will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits.

AUSTRIA

No country-specific provisions.

BELGIUM

1.    Acceptance of Stock Option. In order for the Stock Option to be subject to taxation at the time of grant, you must affirmatively accept the Stock Option in writing within 60 days after the offer date by signing below and returning this original executed Addendum to:

-Rev 1.2018

EXHIBIT 10.1

Boston Scientific
Green Square,
Lambroekstraat 5D
1831 Diegem
Belgium
Attn.: Carine Depret

I hereby accept ________ (number) Option Shares underlying the Stock Option granted to me by the Company on the Grant Date.

The undersigned acknowledges that he/she has been encouraged to discuss this matter with a financial and/or tax advisor and that this decision is made in full knowledge.

Employee Signature:        _______________________________

Employee Printed Name:    _______________________________

Date of Acceptance:        _______________________________

If you fail to affirmatively accept the Stock Option in writing within 60 days after the offer date, the Stock Option will not be subject to taxation at the time of grant but instead will be subject to taxation on the date you exercise the Stock Option (or such other treatment as may apply under Belgian tax law at the time of exercise).

2.    Undertaking for Qualifying Option. If you are accepting the Stock Option in writing within 60 days after the offer date and wish to have the Stock Option subject to a lower valuation for Belgium tax purposes pursuant to the article 43, §6 of the Belgian law of 26 March 1999, you may agree and undertake to (a) not exercise the Stock Option before the end of the third calendar year following the calendar year in which the offer date falls, and (b) not transfer the Stock Option under any circumstances (except upon on rights your heir might have in the Stock Option upon your death). If you wish to make this undertaking, you must sign below and return this executed Addendum to the address listed above.
Employee Signature:        _______________________________

Employee Printed Name:    _______________________________

BRAZIL

1.    Compliance with Law. By accepting the Stock Option, you acknowledge that you agree to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the Stock Option, the receipt of any dividends, and the sale of shares of Stock acquired under the Plan.

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EXHIBIT 10.1

2.    Labor Law Policy and Acknowledgement. This provision supplements Section 12 of the Agreement:

By accepting the Stock Option, you agree that (i) the benefits provided under the Agreement and the Plan are the result of commercial transactions unrelated to your employment; (ii) the Agreement and the Plan are not a part of the terms and conditions of your employment; and (iii) the income from the Stock Option, if any, is not part of your remuneration from employment.

CANADA

1.    Use of Previously Owned Shares. Notwithstanding any provision in Section 3 of the Agreement or the Plan to the contrary, if you are resident in Canada, you may not use previously-owned shares of Stock to pay the Grant Price or any Tax-Related Items in connection with the Stock Option.

2.    Personal Data. This provision supplements Section 11 of the Agreement:

You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, any Affiliate and the Administrator to disclose and discuss the Plan with their advisors. You further authorize the Company and any Affiliate to record such information and to keep such information in your employee file.

3.    Securities Law Information. You are permitted to sell shares of Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of shares of Stock takes place outside Canada through the facilities of a stock exchange on which the shares are listed (i.e., the New York Stock Exchange).

4.    Language Consent. The following provision will apply if you are a resident of Quebec:

The parties acknowledge that it is their express wish that the present Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

-Rev 1.2018

EXHIBIT 10.1

CHINA

The following provisions govern your participation in the Plan if you are a national of the People’s Republic of China (“China”) resident in mainland China, as determined by the Company in its sole discretion:

1.    Mandatory Cashless Sell-All Exercise. As permitted under Section 3 of the Agreement and unless and until the Committee determines otherwise, the method of exercise of the Stock Option shall be limited to mandatory cashless, sell-all exercise.

2.     Limitations on Exercisability Following Termination of Employment. Notwithstanding any provision in the Agreement or the Plan to the contrary, in the event your employment terminates for any reason, your Stock Option will no longer be exercisable after the earlier of: (i) the period set forth in Section 4 of the Agreement; (ii) the last day of the 90 day period beginning on the date of termination of employment (or such earlier date as may be required by China State Administration of Foreign Exchange (“SAFE”)); and (iii) the Expiration Date specified in Section 2 of the Agreement.

3.    Exchange Control Restrictions. You understand and agree that, pursuant to local exchange control requirements, you will be required immediately to repatriate to China the proceeds from the sale of any shares of Stock acquired under the Plan. You further understand that such repatriation of proceeds may need to be effected through a special bank account established by the Company or its Affiliate, and you hereby consent and agree that proceeds from the sale of shares of Stock acquired under the Plan may be transferred to such account by the Company on your behalf prior to being delivered to you and that no interest shall be paid with respect to funds held in such account. The proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you understand that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to you in local currency, you acknowledge that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the shares of Stock are sold and the net proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by the Company and its Affiliates in the future in order to facilitate compliance with exchange control requirements in China.

4.    Administration. The Company shall not be liable for any costs, fees, lost interest or dividends or other losses you may incur or suffer resulting from the enforcement of the terms of this Addendum or otherwise from the Company’s operation and enforcement of the Plan, the Agreement and the Award in accordance with Chinese law including, without limitation, any applicable SAFE rules, regulations and requirements.

-Rev 1.2018

EXHIBIT 10.1

The above requirements will not apply to non-Chinese nationals, unless otherwise required by the Company or by SAFE.

BY ELECTRONICALLY ACCEPTING THIS AGREEMENT, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE TERMS AND CONDITIONS OF THE PLAN, THE AGREEMENT AND THIS ADDENDUM.

COLOMBIA

Nature of Grant. This provision supplements Section 12 of the Agreement:
You acknowledge that, pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of your “salary” for any legal purpose. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.

COSTA RICA

No country-specific provisions.

CZECH REPUBLIC

No country-specific provisions.

DENMARK

Treatment of Stock Option Upon Termination of Employment. Notwithstanding any provisions in the Agreement to the contrary, if you are determined to be an “Employee” as defined in Section 2 of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships (the “Stock Option Act”), the treatment of the Stock Option upon your termination of employment shall be governed by Section 4 and 5 of the Stock Option Act. However, if the provisions in the Agreement or the Plan governing the treatment of the Stock Option upon a termination are more favorable, the provisions of the Agreement or the Plan will govern. You acknowledge having received an “Employer Information Statement” in Danish.

FINLAND

No country-specific provisions.

FRANCE

1.    Nature of the Award. The Units are not granted under the French specific regime provided by Articles L225-177-1 and seq. of the French commercial code.

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EXHIBIT 10.1

2.    Use of English Language. You acknowledge and agree that it is your express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Vous reconnaissez et consentez que c’est votre souhait exprès qui cet accord, de meme que tous documents, toutes notifications et tous procédés légaux est entré dans, donné ou instituté conformément ci-annexé ou relatant directement ou indirectement ci-annexé, est formulé dans l’anglais.

GERMANY

No country-specific provisions.

GREECE

No country-specific provisions.

HONG KONG

1.    Lapse of Restrictions. If, for any reason, shares of Stock are issued to you within six months after the Grant Date, you agree that you will not sell or otherwise dispose of any such shares of Stock prior to the six-month anniversary of the Grant Date.

2.    IMPORTANT NOTICE/WARNING. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of the documents, you should obtain independent professional advice. The Stock Option and shares of Stock issued upon exercise do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Affiliates. The Agreement, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Units are intended only for the personal use of each eligible employee of the Employer, the Company or any Affiliate and may not be distributed to any other person.

3.    Wages. The Stock Option and shares of Stock subject to the Stock Option do not form part of your wages for the purposes of calculating any statutory or contractual payments under Hong Kong law.

4.    Nature of Scheme. You understand that the Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

-Rev 1.2018

EXHIBIT 10.1

INDIA

Mandatory Cashless Sell-All Exercise. As permitted under Section 3 of the Agreement and unless and until the Committee determines otherwise, the method of exercise of the Stock Option shall be limited to mandatory cashless, sell-all exercise.

INDONESIA

No country-specific provisions.

IRELAND

No country-specific provisions.

ITALY

1.    Mandatory Cashless Sell-All Exercise. As permitted under Section 3 of the Agreement and unless and until the Committee determines otherwise, the method of exercise of the Stock Option shall be limited to mandatory cashless, sell-all exercise.

2.    Plan. This provision supplements Section 12 of the Agreement: You further acknowledge that you have read and specifically and expressly approve the following sections of the Agreement: Grant of Stock Option, Exercise of Stock Option, Termination of Employment, Recoupment Policy, Satisfaction of Tax Obligations, Nature of Grant, and Choice of Law and Venue.
JAPAN

No country-specific provisions.

LEBANON

Securities Law Information. The Plan does not constitute the marketing or offering of securities in Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offerings under the Plan are being made only to eligible employees of the Company and its Affiliates.

MALAYSIA

1.    Award Conditioned upon Election to Pay Taxes Directly to the Malaysian Inland Revenue Board. You understand and agree that your Award is conditioned upon your completing, signing and submitting a letter to your Employer, indicating your election to pay any income tax or other tax liability arising in connection with taxable income recognized under the Plan directly to the Malaysian Inland Revenue Board. (You may contact your Employer to request a form letter for this purpose.) You understand that if you fail to file such an election letter with your Employer, your Award will be null and void.

-Rev 1.2018

EXHIBIT 10.1

2.    Consent to Collection, Processing and Transfer of Personal Data. This provision replaces Section 11 of the Agreement in its entirety:

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data, as described in this Addendum and any other grant materials by and among, as applicable, the Company and Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and Affiliates may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Stock Options or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”). The Data is supplied by the Company and also by you through information collected in connection with the Agreement and the Plan.

You understand that Data will be transferred to the current stock plan service providers or a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the

Anda dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi anda seperti yang diterangkan dalam Lampiran ini dan apa-apa bahan pemberian Opsyen saham terhad yang lain oleh dan di antara, seperti yang berkenaan, Syarikat dan Ahli Gabungan untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan penyertaan anda di dalam Pelan.
Anda memahami bahawa Syarikat Ahli Gabungan mungkin memegang maklumat peribadi tertentu tentang anda, termasuk, tetapi tidak terhad kepada, nama anda, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer saham Biasa atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir semua Opsyen saham terhad, atau apa-apa hak lain atas syer Biasa saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedahanda, untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut (“Data”). Data tersebut dibekalkan oleh Syarikat dan juga oleh anda berkenaan dengan Perjanjian dan Pelan.
Anda memahami bahawa Data ini akan dipindahkan kepada pembekal perkhidmatan pelan saham semasa atau pembekal perkhidmatan pelan saham yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dengan pelaksanaan

-Rev 1.2018

EXHIBIT 10.1

United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative: Elly Kho, Boston Scientific Asia Pacific Pte Ltd, Suite 20-01, Metropolis Tower One, 9 North Buona Vista Drive, Singapore 138588; +(65) 6418 8896; elly.kho@bsci.com. You authorize the Company, the stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any transfer of such Data as may be required to a broker, escrow agent or other third party with whom the shares of Stock received upon exercise of the Stock Option may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, limit the processing of Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consent herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company may not be able to grant you Stock Options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in pentadbiran dan pengurusan Pelan. Anda memahami bahawa penerima-penerima Data mungkin berada di Amerika Syarikat atau mana-mana tempat lain, dan bahawa negara penerima-penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara anda. Anda memahami bahawa sekiranya anda menetap di luar Amerika Syarikat, anda boleh meminta satu senarai yang mengandungi nama-nama dan alamat-alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan anda: Elly Kho, Boston Scientific Asia Pacific Pte Ltd, Suite 20-01, Metropolis Tower One, 9 North Buona Vista Drive, Singapore 138588; +(65) 6418 8896; elly.kho@bsci.com. Anda memberi kuasa kepada Syarikat, pembekal perkhidmatan pelan saham dan mana-mana penerima-penerima kemungkinan lain yang mungkin akan membantu Syarikat (pada masa sekarang atau pada masa depan) dengan melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, bagi tujuan melaksanakan, mentadbir dan menguruskan penyertaan anda di dalam Pelan, termasuk segala pemindahan Data tersebut sebagaimana yang dikehendaki kepada broker, egen eskrow atau pihak ketiga dengan siapa syer Biasa saham diterima semasa peletakhakan saham terhad Opsyen mungkin didepositkan. Anda memahami bahawa Data hanya akan disimpan selagi ia adalah diperlukan untuk melaksanakan, mentadbir, dan menguruskan penyertaan anda dalam Pelan. Anda memahami bahawa sekiranya anda menetap di luar Amerika Syarikat, anda boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan

-Rev 1.2018

EXHIBIT 10.1

the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
Please take note that by electronically accepting this Agreement, you have confirmed that you explicitly, voluntarily and unambiguously consent to the collection, use and transfer of your personal data in accordance with the terms in this notification. However, if for any reason you do not consent to the processing of your personal data, you have the right to reject such consent by contacting your local human resources representative: Elly Kho, Boston Scientific Asia Pacific Pte Ltd, Suite 20-01, Metropolis Tower One, 9 North Buona Vista Drive, Singapore 138588; +(65) 6418 8896; elly.kho@bsci.com.

dilaksanakan ke atas Data, mengehadkan pemprosean Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan. Selanjutnya, anda memahami bahawa anda memberikan persetujuan di sini secara sukarela semata-mata. Sekiranya anda tidak bersetuju, atau sekiranya anda kemudian membatalkan persetujuan anda, status pekerjaan atau perkhidmatan dan kerjaya anda dengan Syarikat tidak akan terjejas; satu-satunya akibat buruk sekiranya anda tidak bersetuju atau menarik balik persetujuan andaadalah bahawa Syarikat tidak akan dapat memberikan Opsyen saham terhad anda atau anugerah ekuiti lain atau mentadbir atau mengekalkan anugerah-anugerah tersebut. Oleh itu, anda memahami bahawa keengganan atau penarikan balik persetujuan anda boleh menjejaskan keupayaan anda untuk mengambil bahagian dalam Pelan. Untuk maklumat lebih lanjut mengenai akibat-akibat keengganan anda untuk memberikan keizinan atau penarikan balik keizinan, anda memahami bahawa anda boleh menghubungi wakil sumber manusia tempatan.
Sila ambil perhatian bahawa dengan menerima Perjanjian ini secara elektronik, anda mengesahkan bahawa anda secara eksplisit, sukarela, dan tanpa sebarang keraguan bersetuju dengan pengumpulan, penggunaan, dan pemindahan data peribadi anda mengikut terma-terma dalam notis ini. Walaubagaimanapun, jika atas apa-apa sebab-sebab tertentu anda tidak bersetuju dengan pemprosesan data peribadi anda, anda mempunyai hak untuk menolak persetujuan anda dengan menghubungi wakil sumber manusia tempatan anda: Elly Kho, Boston Scientific Asia Pacific Pte Ltd, Suite 20-01, Metropolis Tower One, 9 North Buona Vista Drive, Singapore 138588; +(65) 6418 8896; elly.kho@bsci.com.

-Rev 1.2018

EXHIBIT 10.1

MEXICO

1.    Acknowledgement of the Agreement. By accepting the Stock Option, you acknowledge that have received a copy of the Plan and the Agreement, including this Addendum, which you have reviewed. You further acknowledge that you accept all the provisions of the Plan and the Agreement, including this Addendum. You also acknowledge that you have read and specifically and expressly approve the terms and conditions set forth in Section 12 of the Agreement, which clearly provide as follows:

(1)	Your participation in the Plan does not constitute an acquired right;

(2)	The Plan and your participation in it are offered by the Company on a wholly discretionary basis;

(3)	Your participation in the Plan is voluntary; and

(4)	The Company and its Affiliates are not responsible for any decrease in the value of any shares of Common Stock acquired at exercise of the Stock Option.
Reconocimiento del Contrato. Al aceptar la Opción, Usted reconoce que ha recibido una copia del Plan y del contrato, incluyendo este Apéndice, mismos que ha revisado. Usted reconoce, además, que acepta todas las disposiciones del Plan, y del contrato, incluyendo este Apéndice. También reconoce que ha leído y aprueba de forma expresa los términos y condiciones establecidos en la sección doce 12 del contrato que claramente dispone lo siguiente:

(1)	Su participación en el Plan no constituye un derecho adquirido;

(2)	El Plan su participación en el mismo son ofrecidos por la Compañía de forma totalmente discrecional;

(3)	Su participación en el Plan es voluntaria; y

(4)	La Compañía y sus afiliados no son responsables por cualquier disminución en el valor de las Acciones adquiridas al momento de tener derecho conforme a la Opción.
2.    Labor Law Acknowledgement and Policy Statement. By accepting the Stock Option, you acknowledge that Boston Scientific Corporation, with registered offices at 300 Boston Scientific Way, Marlborough, Massachusetts 01752, United States of America, is solely responsible for the administration of the Plan. You further acknowledge your participation in the Plan, the grant of the Stock Option and any acquisition of shares of Stock under the Plan do not constitute an employment relationship between you and Boston Scientific Corporation because you are participating in the Plan on a wholly commercial basis and your sole employer is a Mexican legal entity (“Boston Scientific-Mexico”). Based on the foregoing, you expressly acknowledge that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your Employer, Boston Scientific-Mexico, and do not form part of the employment conditions and/or benefits provided by Boston Scientific-Mexico, and any modification of the Plan or its

-Rev 1.2018

EXHIBIT 10.1

termination shall not constitute a change or impairment of the terms and conditions of your employment.
You further understand that your participation in the Plan is the result of a unilateral and discretionary decision of Boston Scientific Corporation, therefore, Boston Scientific Corporation reserves the absolute right to amend and/or discontinue your participation in the Plan at any time, without any liability to you.
Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against Boston Scientific Corporation for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that you therefore grant a full and broad release to Boston Scientific Corporation its Affiliates, branches, representation offices, shareholders, officers, agents and legal representatives, with respect to any claim that may arise.
Reconocimiento de Ley Laboral y Declaración de la Política. Al aceptar el Otorgamiento de la Opción, Usted reconoce que Boston Scientific Corporation, con oficinas registradas en 300 Boston Scientific Way, Marlborough, Massachusetts 01752, Estados Unidos de América, es únicamente responsable de la administración del Plan. Usted además reconoce que su participación en el Plan, la concesión de Opción y cualquier adquisición de acciones de conformidad con el Plan no constituyen una relación de trabajo entre Usted y Boston Scientific Corporation, ya que Usted está participando en el Plan sobre una base totalmente comercial y su único patrón es una sociedad mercantil Mexicana (“Boston Scientific-México”). Derivado de lo anterior, Usted expresamente reconoce que el Plan y los beneficios que pueden derivarle de la participación en el Plan no establecen ningún derecho entre Usted y su Patrón, Boston Scientific-México, y no forman parte de las condiciones de trabajo y/o prestaciones otorgadas por Boston Scientific-México, y cualquier modificación al Plan o su terminación no constituirá un cambio o perjuicio de los términos y condiciones de su trabajo.
Usted además entiende que su participación en el Plan es resultado de una decisión unilateral y discrecional de Boston Scientific Corporation, por lo tanto Boston Scientific Corporation se reserva el derecho absoluto de modificar el Plan y/o discontinuar su participación en el Plan en cualquier momento, sin responsabilidad alguna para hacia Usted.
Finalmente, Usted declara que no se reserva acción o derecho alguno para presentar una reclamación o demanda en contra de Boston Scientific Corporation por cualquier compensación o daño o perjuicio en relación con cualquier disposición del Plan o los beneficios derivados del Plan y, por lo tanto, otorga un amplio y total finiquito a Boston Scientific Corporation, sus afiliados, afiliadas, sucursales, oficinas de representación, accionistas, directores, funcionarios, agentes y representantes con respecto a cualquier reclamación o demanda que pudiera surgir.

-Rev 1.2018

EXHIBIT 10.1

NETHERLANDS

Waiver of Termination Rights. By accepting the Stock Option, you hereby waive any and all rights to compensation or damages as a result of the termination of employment with Boston Scientific Corporation and the Employer for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements under the Plan, or (ii) your ceasing to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination.

NEW ZEALAND

Securities Law Notice.

Warning

This is an offer of a Stock Option which, upon exercise and settlement in accordance with the terms of the Plan and the Agreement, will be converted into shares of Stock. Shares of Stock give you a stake in the ownership of Boston Scientific Corporation. You may receive a return if dividends are paid.

If Boston Scientific Corporation runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preference shares have been paid. You may lose some or all of your investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.

Ask questions, read all documents carefully, and seek independent financial advice before committing.
Prior to the exercise and settlement of the Stock Option, you will not have any rights of ownership (e.g., voting or dividend rights) with respect to the underlying shares of Stock.
No interest in any Stock Option may be transferred (legally or beneficially), assigned, mortgaged, charged or encumbered.
The shares of Stock are quoted on the New York Stock Exchange. This means that if you acquire shares of Stock under the Plan, you may be able to sell them on the New York Stock Exchange if there are interested buyers. You may get less than you invested. The price will depend on the demand for the shares.

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EXHIBIT 10.1

You also are hereby notified that the documents listed below are available for review on sites at the web addresses listed below:

1.	Boston Scientific Corporation’s most recent Annual Report (Form 10-K):
https://www.sec.gov/cgi-bin/browse-edgar?CIK=bsx&owner=exclude&action=getcompany&Find=Search.

2.
Boston Scientific Corporation’s most recent published financial statements (Form 10-Q or 10-K) and the auditor’s report on those financial statements: https://www.sec.gov/cgi-bin/browse-edgar?CIK=bsx&owner=exclude&action=getcompany&Find=Search.

3.
The Boston Scientific Corporation 2011 Long-Term Incentive Plan: This document can be accessed at https://us.etrade.com/home -> My Stock Plan -> Holdings -> click on a grant date and select “View Grant Documents”.

4.
Boston Scientific Corporation Non-Qualified Stock Option Grant and 2011 Long-Term Incentive Plan Q&A Summary Sheet: This document can be accessed at https://us.etrade.com/home -> My Stock Plan -> Holdings -> click on a grant date and select “View Grant Documents”.

A copy of the above documents will be sent to you free of charge on written request being mailed to: Boston Scientific Corporation, Corporate Compensation, 300 Boston Scientific Way, Marlborough, MA 01752, USA.

NORWAY

No country-specific provisions.

PHILIPPINES

Mandatory Cashless Sell-All Exercise. As permitted under Section 3 of the Agreement and unless and until the Committee determines otherwise, the method of exercise of the Stock Option shall be limited to mandatory cashless, sell-all exercise.

POLAND

No country-specific provisions.

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EXHIBIT 10.1

PORTUGAL

Language Consent. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua. Por meio do presente, eu declaro expressamente que tem pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano e no Acordo.

PUERTO RICO

No country-specific provisions.

RUSSIA

1.    U.S. Transaction. You understand that the Stock Option shall be valid and this Agreement shall be concluded and become effective only when the Agreement is received by the Company in the United States. Upon exercise of the Stock Option, any shares of Stock to be issued to you shall be delivered to you through a bank or brokerage account in the United States. In no event will shares of Stock be delivered to you in Russia; instead, all shares of Stock acquired upon exercise of the Stock Option will be maintained on your behalf in the United States. You are not permitted to sell shares of Stock acquired at vesting directly to a Russian legal entity or resident.
2.    Cashless Exercise Provision. Notwithstanding anything to the contrary in the Agreement, depending on the development of local regulatory requirements, the Company reserves the right to restrict exercise of your Stock Option to a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Stock subject to the exercised Stock Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with any applicable exchange control laws and regulations.

3.    Repatriation Requirements. You agree to promptly repatriate proceeds resulting from the sale of shares of Stock acquired under the Plan to a foreign currency account at an authorized bank in Russia if legally required at the time shares of Stock are sold and to comply with all applicable local foreign exchange rules and regulations. Neither the Company nor any of its Affiliates shall be liable for any fines or penalties resulting from your failure to comply with applicable laws.

-Rev 1.2018

EXHIBIT 10.1

SINGAPORE

Private Placement. The grant of the Stock Option under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. You should note that the Stock Option is subject to section 257 of the SFA and you will not be able to make any subsequent sale of the shares of Stock in Singapore, or any offer of such subsequent sale of the shares of Stock subject to the Stock Option in Singapore, unless such sale or offer in is made (i) after six months from the Grant Date or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

SOUTH AFRICA

1.    Responsibility for Taxes. This provision supplements Section 9 of the Agreement:
You are responsible for immediately notifying the Employer of the amount of any gain realized at exercise of the Stock Option. If you fail to advise the Employer of such gain, you may be liable for a fine.

2.    Securities Law Notice. In compliance with South African securities law, the documents listed below are available for review on the Company’s external and internal sites at the web addresses listed below:

a.	Boston Scientific Corporation’s most recent Annual Report (Form 10-K):
https://www.sec.gov/cgi-bin/browse-edgar?CIK=bsx&owner=exclude&action=getcompany&Find=Search.

b.
The Boston Scientific Corporation 2011 Long-Term Incentive Plan: This document can be accessed at https://us.etrade.com/home -> My Stock Plan -> Holdings -> click on a grant date and select “View Grant Documents”.

c.
Boston Scientific Corporation Non-Qualified Stock Option Grant and 2011 Long-Term Incentive Plan Q&A Summary Sheet: This document can be accessed at https://us.etrade.com/home -> My Stock Plan -> Holdings -> click on a grant date and select “View Grant Documents”.

You acknowledge that you may have copies of the above documents sent to you, at no charge, on written request being mailed to Boston Scientific Corporation, attn: Corporate Compensation, 300 Boston Scientific Way, Marlborough, MA 01752, USA.

You understand that you are advised to carefully read the materials provided before making a decision whether to participate in the Plan and to contact your tax advisor for specific information concerning your personal tax situation with regard to Plan participation.

-Rev 1.2018

EXHIBIT 10.1

SOUTH KOREA

Consent to Collection, Processing and Transfer of Personal Data. By electronically accepting this Agreement:

1.	You agree to the collection, use, processing and transfer of Data as described in Section 11 of the Agreement; and

2.	You agree to the processing of your unique identifying information (resident registration number) as described in Section 11 of the Agreement.

SPAIN

Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. This provision supplements the terms of the Agreement.

In accepting the Stock Option grant, you acknowledge that you consent to participation in the Plan and have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously and in its sole discretion granted Stock Options under the Plan to individuals who may be employees of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Affiliates on an ongoing basis. Consequently, you understand that the Stock Option is granted on the assumption and condition that the Stock Option and the shares of Stock acquired upon exercise of the Stock Option shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that this grant would not be made to you but for the assumptions and conditions referenced above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the Stock Option grant shall be null and void.

You understand and agree that, as a condition of the Stock Option grant, your termination of employment for any reason (including the reasons listed below) will automatically result in the loss of the Stock Option to the extent the Stock Option has not vested as of date you cease active employment. In particular, you understand and agree that any unvested Stock Option as of the date you cease active employment and any vested portion of the Stock Option not exercised within the post-termination exercise period set out in the Agreement will be forfeited without entitlement to the underlying shares of Stock or to any amount of indemnification in the event of the termination of employment by reason of, but not limited to, resignation or retirement prior to the first anniversary of the Grant Date, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’

-Rev 1.2018

EXHIBIT 10.1

Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. You acknowledge that you have read and specifically accept the conditions referred to in the Agreement regarding the impact of a termination of employment on your Stock Option.

BY ELECTRONICALLY ACCEPTING THIS AGREEMENT, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE TERMS AND CONDITIONS OF THE PLAN, THE AGREEMENT AND THIS ADDENDUM.

SWEDEN

No country-specific provisions.

SWITZERLAND

Securities Law Information. The offer of the Stock Option is considered a private offering in Switzerland and is therefore not subject to registration in Switzerland. Neither this document nor any other materials relating to the Stock Option constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the Stock Option may be publicly distributed nor otherwise made publicly available in Switzerland.

TAIWAN

Securities Law Information. This Award and the shares of Stock to be issued pursuant to the Plan are available only for Employees. The Award is not a public offer of securities by a Taiwanese company.

THAILAND

No country-specific provisions.

TURKEY

Securities Law Information. Under Turkish law, you are not permitted to sell shares of Stock acquired under the Plan in Turkey. The shares of Stock are currently traded on the New York Stock Exchange, which is located outside Turkey and the shares of Stock may be sold through this exchange.

UNITED ARAB EMIRATES

Securities Law Information. The Plan is an employee equity incentive plan and is only being offered to select employees in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents. You should

-Rev 1.2018

EXHIBIT 10.1

conduct your own due diligence on the securities offered under the Plan. If you do not understand the contents of the Agreement or the Plan, you should consult an authorized financial advisor.

UNITED KINGDOM

1.     Income Tax and Social Insurance Contribution Withholding. The following provision shall supplement Section 9 of the Agreement:
Without limitation Section 9 of the Agreement, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company, the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on your behalf to HMRC (or any other tax authority or any other relevant authority).

2.    Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Award, whether or not as a result of your termination of employment (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the Award. Upon the grant of your Award, you shall be deemed irrevocably to have waived any such entitlement.

-Rev 1.2018